UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
June 3, 2003

JONES APPAREL GROUP, INC.
(Exact Name of registrant as specified in its charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	1-10746 (Commission File Number)	06-0935166 (IRS Employer Identification No.)

250 Rittenhouse Circle
Bristol, PA 19007
(Address of principal executive offices)

(215) 785-4000
(Registrant's telephone number, including area code)

Item 5. Other Events and Regulation FD Disclosure.

On June 3, 2003, the Registrant issued two press releases announcing the following:

  the filing of a $550 million breach of contract suit against Polo Ralph Lauren Corporation and Jackwyn Nemerov, the former President of the Registrant; and

  the launch of a Jones New York lifestyle brand into better department store distribution for Spring 2004.

Copies of the press releases are filed herewith as Exhibits 99.1 and 99.2.

Item 7. Exhibits

99.1 Press Release of the Registrant dated June 3, 2003.
99.2 Press Release of the Registrant dated June 3, 2003.

 SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JONES APPAREL GROUP, INC. (Registrant) By: /s/ Wesley R. Card Wesley R. Card Chief Operating and Financial Officer

 Date: June 3, 2003

Exhibit Index

Exhibit No.	Description
99.1	Press Release of the Registrant dated June 3, 2003.
99.2	Press Release of the Registrant dated June 3, 2003.

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